EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-62561 and 333-34846) and the Registration Statements on Form S-8 (Nos. 333-211137, 333-209244, 333-204035, 333-195568, 333-192678, 333-175608, and 333-150529) of Microsemi Corporation of our report dated November 14, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Irvine, California
November 14, 2017